UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 22, 2013

BEACON ENTERPRISE SOLUTIONS GROUP, INC.

(Exact name of registrant as specified in Charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-31355 (Commission File No.)	81-0438093 (IRS Employee Identification No.)

9300 Shelbyville Road, Suite 1020
Louisville, Kentucky 40222
(Address of Principal Executive Offices)

502-657-3500
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This Current Report on Form 8-K and other written and oral statements made from time to time by us may contain so-called “forward-looking statements,” all of which are subject to risks and uncertainties. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “forecasts,” “projects,” “intends,” “estimates,” and other words of similar meaning. One can identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address our growth strategy, financial results and product and development programs. One must carefully consider any such statement and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially.

Item 8.01	Other Events.

On March 22, 2013, Beacon entered into a Letter of Intent to enter into a merger transaction involving Optos Capital Partners, LLC, a Delaware limited liability company, which is wholly owned by Focus Venture Partners, Inc., a Nevada corporation. A copy of the Letter of Intent is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Letter of Intent is non-binding and the closing of the merger transaction described therein is subject to execution of a definitive merger agreement and the satisfaction of various conditions precedent. As a result, there can be no assurance that the merger transaction will be consummated.

Item 9.01	Exhibits.

Exhibit 99.1	Letter of Intent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON ENTERPRISE SOLUTIONS GROUP, INC.

Date: March 22, 2013	By:	/s/ Bruce Widener
Bruce Widener,
Chief Executive Officer